Exhibit 10

AGREEMENT OF LIMITED PARTNERSHIP
OF
FIRST UNION REIT, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP OF First Union REIT, L.P., dated as of January 1, 2005, is entered into by and among First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, and FT-TRS Loan Corp., a Delaware corporation, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, First Union Real Estate Equity and Mortgage Investments desires to form the Partnership to hold all of its existing assets and liabilities other than those listed on Schedule 1 hereto (the “Excluded Assets”);

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the parties hereby agreed as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.2 and 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year.

“Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

“Advisor” means FUR Advisors, LLC.

“Advisory Agreement” means the Advisory Agreement among First Union and the Advisor dated the date of this Agreement.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.  For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (ii) in the case of any Adjusted Property, its fair market value (as determined under Exhibit B hereto) on the date of adjustment and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.

“Carrying Value” means (i) with respect to a Contributed Property, the 704(c) Value of such property, and with respect to an Adjusted Property, the Agreed Value of such property, reduced in either case (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Amount” means an amount of cash per OP Unit equal to the Value of the Shares Amount on the Specific Redemption Date.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Shares” means the common shares of beneficial interest, par value $1.00 per share, of the General Partner.

“Common Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3 hereof.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

“Conversion Factor” means, for any class, 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding Shares of any class in Shares or makes a distribution to all holders of its outstanding Shares of any class in Shares; (ii) subdivides its outstanding Shares of any class; or (iii) combines its outstanding Shares of any class into a smaller number of Shares, the Conversion Factor for the corresponding class of OP Units shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) of that class issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (provided, however, if a Notice of Redemption is given prior to such a record date and the Specified Redemption Date is after such a record date, then the adjustment to the Conversion Factor shall, with respect to such redeeming Partner, be retroactive to the date of such Notice of Redemption). It is intended that adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of OP Units.  If, prior to a Specified Redemption Date, Rights (other than Rights issued pursuant to an employee benefit plan or other compensation arrangement) were issued and have expired, and such Rights were issued with an exercise price that, together with the purchase price for such Rights, was below fair market value in relation to the security or other property to be acquired upon the exercise of such Rights, and such Rights were issued to all holders of outstanding Shares of a class or the General Partner cannot in good faith represent that the issuance of such Rights benefited the Limited Partners, then the Conversion Factor applicable upon a Notice of Redemption of OP Units of the corresponding class shall be equitably adjusted in a manner consistent with antidilution provisions in warrants and other instruments in the case of such a below market issuance or exercise price.  A similar equitable adjustment to protect the value of OP Units shall be made in all events if any Rights issued under a “Shareholder Rights Plan” became exercisable and expired prior to a Specified Redemption Date.

“Declaration of Trust” means the Declaration of Trust or other similar organizational document governing the General Partner, as amended, supplemented or restated from time to time.

“Depreciation” means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means a limited liability company or other unincorporated entity which is, directly or indirectly, wholly owned by the General Partner or the Partnership and whose existence is disregarded for federal income tax purposes under Treasury Regulation Section 1.7701-3.

“Extraordinary Transaction” shall mean, with respect to the General Partner, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; or (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision).

“General Partner” means First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner.  A General Partner Interest may be expressed as a number of OP Units.

“Governing Documents” means the Declaration of Trust, the By-laws of the General Partner and such other documents effecting the General Partner’s ability to take (or not take) certain actions.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren (in each case whether by adoption or not) and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of (A) his or its status as the General Partner, or as a director, officer, shareholder or member of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person (including the General Partner) named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

“New Securities” has the meaning set forth in Section 4.3.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

“OP Unit” or “Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3 and includes the Common Units and the Preferred Units.  The number of OP Units of each class outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time.  The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and/or restated, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Partnership Interest may be expressed as a number of OP Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a Partnership Interest of any class issued hereunder, its interest in such class, determined by dividing the OP Units of such class owned by such Partner by the total number of OP Units of such class then outstanding as specified in Exhibit A attached hereto, as such exhibit may be amended and restated from time to time.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

“Preferred Shares” means the preferred shares of beneficial interest of the General Partner.

“Preferred Unit” means, with respect to any preferred class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Section 4.1 and 4.3 hereof.

“Preferred Unit Redemption Amount” means, with respect to any Preferred Unit, the amount payable by the General Partner on account of the redemption of one Preferred Share pursuant to the applicable provisions of the Declaration of Trust.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

“Qualified REIT Subsidiary” means an entity which is wholly owned by a real estate investment trust and whose existence is disregarded for federal income tax purposes under Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.7 hereof.

“Redemption Right” has the meaning set forth in Section 8.7 hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” shall mean (i) costs and expenses relating to the continuity of existence of the General Partner and any Person in which the General Partner owns an equity interest, to the extent not prohibited in this Agreement, other than the Partnership (which Persons shall, for purposes of this definition, be included within the definition of “General Partner”), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner as a result of the General Partner’s failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner or such Persons, (ii) costs and expenses relating to any offer or registration of securities by the General Partner (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the Securities and Exchange Commission, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission, and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business; provided, however, that any of the foregoing expenses that are determined by the General Partner to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated, subject to Section 7.4 hereof, as reimbursable expenses under Section 7.4 hereof rather than as “REIT Expenses”.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“Rights” shall have the meaning set forth in the definition of “Shares Amount.”

“Sale or Disposition” means any of the following Partnership transactions: sales, exchanges, or other dispositions of real or personal property, condemnations or any recovery or damage awards, and insurance proceeds (other than business or rental interruption insurance proceeds).

“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt.  Subject to Exhibit B hereof, the

General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner.  Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust.  In the event that there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made.

“Shares Amount” means a number of Shares of the applicable class equal to the product of the number of Partnership Units of the corresponding class offered for redemption by a Redeeming Partner times the applicable Conversion Factor; provided, that in the event the General Partner issues to all holders of Shares of that class rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “Rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares of that class would be entitled to receive; and provided, further, that the Shares Amount shall be adjusted pursuant to Section 7.5 hereof in the event that the General Partner acquires material assets other than on behalf of the Partnership.

“Specified Redemption Date” means the sixty-first (61st) day after receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter; provided that no Specified Redemption Date shall occur before that date that is 12 months after the issuance of the applicable OP Units, and provided further that if the General Partner combines its outstanding Shares of a class into a smaller number of Shares, no Specified Redemption Date for the corresponding class of OP Units shall occur after the record date of such combination of Shares and prior to the effective date of such combination.

“Stock Option Plan” means any share or stock incentive plan or similar compensation arrangement (including, without limitation, any arrangement whereby the Partnership or the General Partner delivers Units or shares of capital stock of the General Partner into a “rabbi trust”) of the General Partner, the Partnership or any Affiliate of the Partnership or General Partner, as the context may require.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Taxable REIT Subsidiary” means an entity in which the REIT owns stock and which elects to be treated as such under Section 856(l) of the Code.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Transfer” has the meaning set forth in Section 11.1.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Value” means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Specified Redemption Date for such Shares.  The market price for each such trading day shall be: (i) if the applicable class of Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the applicable class of Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the applicable class of Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the applicable class of Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  In the event the Shares Amount of the applicable class includes Rights, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, provided that the Value of any rights issued pursuant to a “Shareholder Rights Plan” shall be deemed to have no value unless a “triggering event” shall have occurred (i.e., if the Rights issued pursuant thereto are no longer “attached” to the applicable class of Shares and are able to trade independently).

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1             Organization

The Partnership is a limited partnership organized pursuant to the provisions of the Act.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2             Name

The name of the Partnership is First Union REIT, L.P.  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or its Affiliates.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.   The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3             Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company.  The principal office of the Partnership shall be 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4             Term

The term of the Partnership commenced on August 5, 2004, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue in perpetuity, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

Section 2.5             Power of Attorney

A.            Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in- fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

i.              execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or relating to the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

ii.             execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B.            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s OP Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

ARTICLE III

PURPOSE

Section 3.1             Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing.  The General Partner also shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers and restrictions on redemptions.

Section 3.2             Powers

The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and other real estate-related assets, and lease, sell, transfer and dispose of real property and other real estate-related assets; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

Section 3.3             Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 above.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF PARTNERSHIP INTERESTS

Section 4.1             Capital Accounts and Capital Contributions of the Partners

A.            Capital Contributions; Capital Accounts.  Capital Accounts shall be maintained for each Partner pursuant to Exhibit B hereof.  At the time of their respective execution of this Agreement, the Partners shall make Capital Contributions as set forth in Exhibit A hereof.  The Partners shall own Units of the class and in the amounts set forth in Exhibit A hereof, which shall be adjusted from time to time by the General Partner as provided for herein to the extent necessary to accurately reflect exchanges, Capital Contributions, the issuance of additional Units or similar events having an effect on a Partner’s number of Units.

B.            [INTENTIONALLY OMITTED]

C.            Capital Contributions By Merger.  To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereto.

D.            No Obligation to Make Additional Capital Contributions. Except as provided in Sections 4.2 and 10.4 hereof or elsewhere in this Agreement, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise).  No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.  Each Partner shall own the number of OP Units set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional OP Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner’s Percentage Interest.

Section 4.2             Issuances of Partnership Interests

The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional OP Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partner Interests issued on the Effective Date, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership

Interests upon dissolution and liquidation of the Partnership; provided that no such additional OP Units or other Partnership Interests shall be issued to the General Partner, unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests by the General Partner, which Shares or other equity interests have designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2 and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.  In addition, the General Partner may acquire OP Units from other Partners pursuant to this Agreement.  In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.7.E. hereof, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith.  Unless specifically set forth otherwise by the General Partner, any Partnership Interest issued after the Effective Date shall have the same rights, powers and duties as the Partnership Interests issued on the Effective Date.

Section 4.3             Contributions of Proceeds of Issuances of Shares.

From and after the date hereof, the General Partner shall not issue any additional Shares of any class (other than Shares issued pursuant to Section 8.7), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares (collectively “New Securities”) other than to all holders of Shares of that class unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities; and (ii) the General Partner contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities, provided that if the proceeds received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4).  Without limiting the foregoing, General Partner is expressly authorized to issue New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding OP Units pursuant to an employee stock purchase plan providing for employee grants or purchases of Shares or employee stock options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise); and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.  In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

Section 4.4             No Preemptive Rights

Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any OP Units or other Partnership Interests.

Section 4.5             Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.6             No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 4.7             Conversion of Convertible Preferred Units.

A.            If at any time holders of the Preferred Shares shall exercise their rights, if any, under the Declaration of Trust to convert any Preferred Shares to Common Shares, in whole or in part (including any fractions thereof), then, simultaneously with such conversion, an equal number of Preferred Units shall be automatically converted into the number of Common Units equal to the product of (x) the number of Common Shares into which the Preferred Shares are converted, multiplied by (y) a fraction the numerator of which is one and the denominator of which is the Common Unit Conversion Factor in effect on such date.

B.            If at any time Preferred Shares are to be redeemed pursuant to the Declaration of Trust or purchased by the General Partner, the Partnership shall redeem an equal number of Preferred Units by payment of the Preferred Unit Redemption Amount therefor or purchase price paid by the General Partner immediately prior to or concurrently with such redemption or purchase.

C.            The General Partner shall amend Exhibit A as applicable to reflect each conversion of Preferred Units, and the issuance of additional Common Units in connection therewith and each redemption of Preferred Units.

ARTICLE V
DISTRIBUTIONS

Section 5.1             Requirement and Characterization of Distributions

A.            General.  The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion.  Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Share for which such Partnership Unit has been redeemed or exchanged.  Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.  For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable it to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”) and (2) avoid any federal income or excise tax liability for the General Partner.

B.            Method.  When, as and if declared by the General Partner, the Partnership will make distributions to the General Partner in any amount necessary to enable the General Partner to pay REIT Expenses, and thereafter:

(i)            first, to holders of Preferred Units in an amount equal to preferential distributions accumulated and unpaid on such Preferred Units in accordance with their respective terms;

(ii)           second, to holders of Common Units, pro rata in accordance with their respective Common Units;

Each holder of Partnership Interests that are entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).  Notwithstanding anything to the contrary contained herein, in no event shall any partner receive a distribution with respect to any Common Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Units all distributions payable with respect to such Preferred Units through the last day of such quarter, in accordance with the instruments designating such Preferred Units.

Section 5.2             Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

Section 5.3             Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4             Revisions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.

ARTICLE VI
ALLOCATIONS

Section 6.1             Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.            Net Income.  After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B below exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A; (ii) second, to holders of Preferred Units until their aggregate allocations of Net Income under this clause (ii) equal the sum of all distributions made or being made for the applicable period pursuant to clause (i) of Section 5.1.B (provided that the allocation provided for in this clause (ii) shall not apply to the extent that such distributions are treated as or determined to be guaranteed payments under Section 707(c) of the Code); and (iii) third, to holders of Common Units in proportion to their respective Percentage Interests.

B.            Net Losses.  After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Losses shall be allocated (i) first, to holders of Common Units in proportion to their respective Percentage Interests until the aggregate allocations of Net Losses pursuant to this clause (i) equal the aggregate allocations of Net Income to them pursuant to clause (iii) of Section 6.1.A; and (ii) thereafter, to holders of Common Units in proportion to their Percentage Interests; provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof).  All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

C.            Allocation of Nonrecourse Debt.  For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the holders of Common Units in accordance with their respective Percentage Interests.

D.            Recapture Income.  Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

Section 6.2             Revisions to Allocations to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests.

ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1             Management

A.            Powers of General Partner.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners with or without cause.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

i.              the making of any expenditures, the lending or borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (as long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary or desirable for the conduct of the activities of the Partnership;

ii.             the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

iii.            the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion;

iv.            the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

v.             the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

vi.            the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including the Advisor) and the payment of their expenses and compensation out of the Partnership’s assets;

vii.           the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

viii.          the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

ix.            the collection and receipt of revenues and income of the Partnership;

x.             the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer,) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

xi.            the maintenance of such insurance for the benefit of the Partnership, the Partners and directors and officers thereof as it deems necessary and appropriate;

xii.           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

xiii.          the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

xiv.          the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

xv.           the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

xvi.          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the

Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

xvii.         the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

xviii.        the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

xix.           the distribution of cash to acquire OP Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.7 hereof;

xx.            the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of OP Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

xxi.           the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement, whether with or without Consent, the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C or Section 14.1.D); and

xxii.          the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

B.            No Approval by Limited Partners.  Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited

Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.            Insurance.  At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

D.            Working Capital and Other Reserves.  At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

E.             No Obligations to Consider Tax Consequences of Limited Partners.  In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it.  The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and not beyond its authority under this Agreement.

Section 7.2             Certificate of Limited Partnership

The Partnership has previously caused the Certificate to be filed with the Secretary of State of Delaware.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.  Subject to the terms of Section 8.6.A(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

Section 7.3             Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4             Reimbursement of the General Partner

A.            No Compensation.  Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.            Responsibility for Partnership Expenses.  The Partnership shall be responsible for and shall pay all expenses relating to the ownership of its assets and its management, administration and operations.  The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership, management, administration and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the ownership, management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership).  The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership.  Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 below.  All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.            Reimbursement of Company Expenses.  The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interests in the Partnership, (ii) compensation of the General Partner’s officers and employees including, without limitation, payments under any Stock Option Plan that provides for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of Shares, (iii) director fees and expenses and (iv) all costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its stockholders); provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership.  The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership.  Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.

D.            Partnership Interest Issuance Expenses.  The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

E.             Tax Treatment of Certain Reimbursements.  If and to the extent that any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, then such reimbursement shall be treated as a distribution pursuant to Article V hereof.

Section 7.5             Outside Activities of the General Partner

Except as set forth in this Section 7.5, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental to any of the foregoing.  The assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership, so that Shares and OP Units are completely fungible except as otherwise specifically provided herein; provided, that the General Partner shall be permitted to hold (i) interests in entities, including Qualified REIT Subsidiaries, that hold no material assets; (ii) interests in Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that own only interests in the Partnership and/or interests in other Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that either hold no assets or hold only interests in the Partnership; (iii) assets and/or interests in entities, including Qualified REIT Subsidiaries, that hold assets, having an aggregate value not greater than five percent (5%) of the total market value of the General Partner (determined by reference to the value of all outstanding equity securities of the General Partner), provided that (X) the General Partner will apply the net income from such assets (other than net income derived as a result of a Qualified REIT Subsidiary’s ownership of an interest in the Partnership) to offset REIT Expenses before utilizing the distribution provisions of Section 5.1.B, (Y) the General Partner will contribute all net income generated by such assets and/or interests (other than net income derived as a result of a Qualified REIT Subsidiary’s ownership of an interest in the Partnership) to the Partnership (after taking into account REIT Expenses as described in clause (X) above), and (Z) the General Partner will use commercially reasonable efforts to transfer such assets and interests (other than interests in Qualified REIT Subsidiaries and the Partnership) to the Partnership or an entity controlled by the Partnership as soon as such a transfer can be made without causing the General Partner or the Partnership to incur any material taxes or expenses in connection therewith; and (iv) such bank accounts or similar instruments or account in its own name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents; and, provided, further, that the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary (or entities that are not taxed as corporations for federal income tax purposes), up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned directly or indirectly by the Partnership.  The General Partner and any of its Affiliates may acquire OP Units and shall be entitled to exercise all rights of a Limited Partner relating to such OP Units.

Section 7.6             Transactions with Affiliates

A.            Transactions with Certain Affiliates.  Subject to the Governing Documents, the Partnership may enter into transactions with Affiliates of the General Partner (including transactions providing for the purchase or sale of property or other assets) provided that the terms of such transactions are comparable to those that could be obtained from unaffiliated third parties.

B.            Benefit Plans.  The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.

C.            Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

D.            Transfers of Assets.  The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7             Indemnification

A.            General. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the

Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner that would preclude indemnification under this Section 7.7.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

B.            Advancement of Expenses.  Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee, in the case of any director or officer who is an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.            No Limitation of Rights.  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.            Insurance.  The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.             Benefit Plan Fiduciary.  For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership

F.             No Personal Liability for Limited Partner.  In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

G.            Interested Transactions.  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.            Benefit.  The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.              Indemnification Payments Not Distributions.  If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8             Liability of the General Partner

A.            General.  Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

B.            No Obligation to Consider Separate Interests of Limited Partners or Shareholders.  The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.  In addition, the Limited Partners expressly acknowledge that the General Partner is acting on behalf of its shareholders, that the General Partner, in its capacity as the General Partner, is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

C.            Actions of Agents.  Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents (including the Advisor).  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent (including the Advisor) appointed by the General Partner in good faith.

D.            Effect of Amendment.  Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9             Other Matters Concerning the General Partner

A.            Reliance on Documents.  The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.            Reliance on Advisors.  The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the advice of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice.

C.            Action Through Agents.  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to employ persons in the operation and management of the business of the Partnership, including but not limited to, the Advisor, supervisory managing agents, building management agents, insurance, real estate and loan brokers, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the General Partner shall determine.  In addition, the General Partner may act through any of its duly authorized officers or a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.            Actions to Maintain REIT Status or Avoid Taxation.  Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT; or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

E.             Actions to Avoid Publicly Traded Partnership Status.  Notwithstanding any other provision of this Agreement, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Sections 351(e), 469(k) or 7704 of the Code, including without limitation imposing restrictions on transfers and redemptions of OP Units hereunder and modifying the Specified Redemption Date, is expressly authorized under this Agreement and is deemed approved by all the Limited Partners; provided however, that the General Partner shall be under no obligation to avoid publicly traded partnership status for the Partnership if the General Partner determines, in its sole and absolute discretion, that the avoidance of such status is no longer in the best interests of the Partners.

Section 7.10           Purchase of Shares by the General Partner

In the event that the General Partner shall elect to purchase from its shareholders Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such Shares, the purchase price paid by the General Partner for such Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (i) if such Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program, provided that a transfer of Shares for OP Units pursuant to Section 8.7 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such Shares, the General Partner shall cause the Partnership to redeem a number of Common Units held by the General Partner, as a Limited Partner, equal to the product obtained by dividing the number of such Shares by the Common Unit Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the General Partner).

Section 7.11           Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1             Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

Section 8.2             Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3             [INTENTIONALLY OMITTED]

Section 8.4             Outside Activities of Limited Partners

Subject to any agreements entered into pursuant to Section 7.6.C hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.5             Return of Capital

Except pursuant to the right of redemption set forth in Section 8.7 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.  No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.6             Rights of Limited Partners Relating to the Partnership

A.            General.  In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.6.C below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

i.              to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

ii.             to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year,

iii.            to obtain a current list of the name and last known business, residence or mailing address of each Partner, and

iv.            to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

B.            Notice of Conversion Factor.  The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor applicable to their OP Units and, with reasonable detail, how the same was determined.

C.            Confidentiality.  Notwithstanding any other provision of this Section 8.6, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.7             Redemption Right

A.            General.  Subject to Sections 8.7.B and 8.7.C hereof, on or after that date which is 12 months after the issuance of OP Units to a Limited Partner other than the General Partner, such Limited Partner shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date the OP Units held by such Limited Partner (or such lesser amount as the General Partner may permit) at a redemption price per OP Unit equal to and in the form of the Cash Amount to be paid by the Partnership.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the OP Units subject to the Notice of Redemption pursuant to Section 8.7.B.  A Limited Partner may not exercise the Redemption Right for less than all of the OP Units held by such Partner unless the General Partner otherwise consents.  The Redeeming Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date.  The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.7, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.  In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

B.            Redemption by Company.  Notwithstanding the provisions of Section 8.7.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the General Partner.  The General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion on the Specified Redemption Date, whereupon the General Partner shall acquire the OP Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units.  If the General Partner shall elect to exercise its right to purchase OP Units under this Section 8.7.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption.  Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase OP Units from the Redeeming Partner pursuant to this Section 8.7.B, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right.  In the event the General Partner shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.7.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner’s OP Units to the General Partner.  Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.  In the event that the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner’s OP Units shall be the applicable Shares Amount.  In the event this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares that equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

C.            Exceptions to Exercise of Redemption Right.  Notwithstanding the provisions of Sections 8.7.A and 8.7.B above, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.7.A above if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Governing Documents, or (ii) as long as any Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the General Partner would in fact assume and satisfy the Redemption Right).  Furthermore, the Redemption Right pursuant to Sections 8.7.A and 8.7.B shall be subject to any restrictions on redemptions imposed by the General Partner pursuant to Section 7.9.E hereof.

D.            No Liens on Partnership Units Delivered for Redemption.  Each Limited Partner covenants and agrees with the General Partner that all OP Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire OP Units that are or may be subject to any liens.  Each Limited Partner further agrees that, in the event the General Partner determines that any state or local real property transfer, gains, excise or other similar tax is required to be paid in connection with the transfer of its OP Units to the Partnership or the General Partner, such Limited Partner shall assume full liability for and shall pay when due such transfer tax.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s OP Units to secure such Limited Partner’s obligation to pay all amounts required to be paid pursuant to this Section 8.7D, and shall take such actions as the General Partner shall request in order to perfect, maintain or enforce such security interest.

E.             Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2 hereof, the General Partner shall make such revisions to this Section 8.7 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1             Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2             Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3             Reports

A.            Annual Reports.  As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.            Quarterly Reports.  As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE X
TAX MATTERS

Section 10.1           Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2           Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.  The General Partner shall have the right to seek to revoke any such election upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3           Tax Matters Partner

A.            General.  The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  Pursuant to Section 6230(e)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profits interest of each of the Limited Partners and any Assignees; provided, that such information is provided to the Partnership by the Limited Partners.

B.            Powers.  The tax matters partner is authorized, but not required:

(1)   to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)   in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)  to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)   to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)   to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)   to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C.            Reimbursement. The tax matters partner shall receive no compensation for its services.  All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be become by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4           Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code.  Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s OP Units to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4.  In the event that a

Limited Partner fails to pay all amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions).  Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Limited Partner shall take such actions as the General Partner shall request in order to perfect, maintain or enforce the security interest created hereunder.

ARTICLE XI
TRANSFERS AND WITHDRAWALS

Section 11.1           Transfer

A.            Definition.  The term “transfer,” when used in this Article XI with respect to a Partnership Interest or an OP Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.  The term “transfer” when used in this Article XI does not include any redemption or repurchase of OP Units by the Partnership from a Limited Partner or acquisition of OP Units from a Limited Partner by the General Partner pursuant to Section 8.7 hereof or otherwise.  No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.            General.  No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2           Transfers of Partnership Interests of General Partner

A.            Except as provided elsewhere in this Agreement, the General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, nor may it transfer any of its Limited Partner Interest or engage in an Extraordinary Transaction, except, in any such case, (i) if such Extraordinary Transaction is, or such transfer or withdrawal is pursuant to an Extraordinary Transaction that is, permitted under Section 11.2(B) or (ii) if Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners consent to such transfer or withdrawal or Extraordinary Transaction, or (iii) if such transfer is to an entity that is wholly-owned by the General Partner and is either a Disregarded Entity or a Qualified REIT Subsidiary under Section 856(i) of the Code.

B.            The General Partner is permitted to engage in the following Extraordinary Transactions without the approval or vote of the Limited Partners:

(i)            an Extraordinary Transaction in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share pursuant to the terms of the Extraordinary Transaction; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Shares, each holder of OP Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.7) and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; and

(ii)           a merger, or other combination of assets, with another entity if: (w) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the Partnership are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.C) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.C) immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B(i) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.C) and the Shares.

C.            In connection with any transaction permitted by Section 11.2.B, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3           Limited Partners’ Rights to Transfer

A.            General.  Prior to the first anniversary of the issuance of OP Units to a Limited Partner other than the General Partner, such OP Units may not be transferred in whole or in part, directly, indirectly or beneficially, without the prior written consent of the General Partner, which consent the General Partner may withhold in its sole discretion; provided, however, that it is expressly understood that subject to the provisions of Sections 7.9.E, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 hereof each Limited Partner will be permitted to make one or more transfers to any Affiliated Transferee of such Limited Partner.  Commencing on the first anniversary of the issuance of OP Units to a Limited Partner other than the General Partner, and subject to the provisions of Sections 7.9.E, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 hereof, a Limited Partner (other than the General Partner or any Subsidiary thereof) may transfer all or any portion of its OP Units to any person, provided such Limited Partner obtains the prior written consent of the General Partner, which consent may be withheld only if the General Partner determines in its sole discretion exercised in good faith that such a transfer would cause the Partnership or any or all of the Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer.  Any purported transfer attempted in violation of the foregoing sentence shall be deemed void ab initio and shall have no force or effect.

B.            Incapacitated Limited Partners.  If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.            No Transfers Violating Securities Laws.  The General Partner may prohibit any transfer of OP Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the OP Unit.

D.            No Transfers Affecting Tax Status of Partnership. The General Partner may prohibit any transfer of OP Units by a Limited Partner if (i) the General Partner determines that such transfer would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes; (ii) it would adversely affect the General Partner’s ability to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; (iii) the General Partner determines that such transfer is being effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, or would otherwise violate any restrictions imposed by the General Partner pursuant to Section 7.9E hereof; (iv) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (v) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or (vi) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

E.             No Transfers to Holders of Nonrecourse Liabilities.  No pledge or transfer of any OP Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion.

Section 11.4           Substituted Limited Partners

A.            Consent of General Partner.  No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.            Rights of Substituted Limited Partner  A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and subject to all the restrictions and liabilities of a Limited Partner under this Agreement.  The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.5 hereof and such other documents or instruments as may be required to effect the admission)

C.            Amendment and Restatement of Exhibit A.  Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

Section 11.5           Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, then so long as the General Partner is not prohibiting the proposed transfer pursuant to Sections 11.3C, 11.3D or 11.3E (in which event the transfer shall be void ab initio and shall have no force or effect), such transferee shall be considered an Assignee for purposes of this Agreement, subject, however, to Section 11.6E hereof.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the OP Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.7 hereof, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted).  In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

Section 11.6           General Provisions

A.            Withdrawal of Limited Partner.  No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s OP Units in accordance with this Article XI or pursuant to redemption of all of its OP Units under Section 8.7 hereof.

B.            Termination of Status as Limited Partner  Any Limited Partner who shall transfer all of its OP Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its OP Units under Section 8.7 hereof shall cease to be a Limited Partner.

C.            Timing of Transfers.  Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.            Allocations.  If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.7 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner).  All distributions attributable to any OP Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to OP Partnership Unit shall be made to the transferee Partner.

E.             Additional Restrictions.   In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.7 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; or (iii) of any component portion of a

Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest.

ARTICLE XII
ADMISSION OF PARTNERS

Section 12.1           Admission of Successor General Partner

A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

Section 12.2           Admission of Additional Limited Partners

A.            General.  A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.5 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.  Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

B.            Allocations to Additional Limited Partner.  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof shall be prorated based upon the applicable period selected by the General Partner).  All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited

Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3           Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.5 hereof.

ARTICLE XIII
DISSOLUTION AND LIQUIDATION

Section 13.1           Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (“Liquidating Events”):

A.            an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

B.            an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners;

C.            entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D.            the sale or exchange of all or substantially all of the assets and properties of the Partnership for cash or marketable securities; or

E.             a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2           Winding Up

A.            General.  Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order.

(1)           First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)           Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners; and

(3)           The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B.            Deferred Liquidation.  Notwithstanding the provisions of Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3           Compliance with Timing Requirements of Regulations

Subject to Section 13.4 below, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.  In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

Section 13.4           Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up.  Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, unless otherwise provided in Regulations Section 1.704-1(b)(2)(iv), the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts.  Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

Section 13.5           Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.  Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.6           Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7           Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8           Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.9           Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.10         Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1           Amendments

A.            General.  Amendments to this Agreement may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners.  The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal.  Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners.

B.            Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any provision of this Agreement which is within the General Partner’s discretion hereunder, including without limitation, the following:

(1)           to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)           to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3)           to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof;

(4)           to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5)           to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

C.            Amendments Requiring Limited Partner Approval.  Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not (except in connection with amendments made to reflect the issuance of additional Partnership Interests and the relative rights, powers and duties incident thereto) amend Sections 4.2, 7.5, and 11.2, this Section 14.1.C or Section 14.2 without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the General Partner.

D.            Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the

Partner (other than as a result of the issuance of Partnership Interests) to receive distributions pursuant to Article V or Article XIII or alter the allocations specified in Article VI (except as provided for in Exhibit B or as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof); (iv) alter or modify the Redemption Right and Shares Amount as set forth in Sections 8.7 and 11.2.B, and the related definitions, in a manner adverse to such Partner, subject (in the case of the Redemption Right) to the General Partner’s authorization to impose additional restrictions or modify existing restrictions on the redemption of OP Units; or (v) amend this Section 14.1.D.  In addition, Section 8.7 may only be amended as provided therein.

E.             Amendment and Restatement of Exhibit A Not An Amendment.  Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(xx) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

Section 14.2           Meetings of the Partners

A.            General.  Meetings of the Partners may be called only by the General Partner.  The call shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided that a Partner’s attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above.  Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners shall control.

B.            Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.            Proxy.  Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or its attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of notice thereof in writing.

D.            Conduct of Meeting.  Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1           Addresses and Notices

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto (which shall be the address of record as of such date) or such other address as the Partners shall notify the General Partner in writing.

Section 15.2           Titles and Captions

All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3           Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4           Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5           Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6           Creditors; Other Third Parties

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

Section 15.7           Waiver

No failure by any parry to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8           Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties am not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement in-immediately upon affixing its signature hereto.

Section 15.9           Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10         Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11         Entire Agreement

This Agreement and all Exhibits attached hereto (which Exhibits are incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.12         No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as shareholders of the General Partner, including, without limitation. any right to receive dividends or other distributions made to shareholders of the General Partner.

IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Agreement as of the date first written above.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:	/s/ Peter Braverman
Peter Braverman
President

FT-TRS LOAN CORP.

By:	/s/ Peter Braverman
Peter Braverman
President

EXHIBIT A

Partners and Percentage Interest

General Partner

	OP Units
Name	Class	Number	Percentage Interest

First Union Real Estate Equity and Mortgage Investments	Common	30,996,795.174	99.8%

Limited Partners

	OP Units
Name	Class	Number	Percentage Interest

First Union Real Estate Equity and Mortgage Investments	Preferred	983,082.000	100%

FT-TRS Loan Corp.	Common	62,117.826	0.2%

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

A.            The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv).  The initial Capital Account balance of each Person who is a Partner on the Execution Date shall be as set forth in Section 4.1.A of the Agreement.  Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

B.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)           Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(2)           The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)           Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(4)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)           In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

C.            A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D.   (1)   Consistent with the provisions of Regulations Section 1.704- 1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2)           Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3)           In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4)           In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner (or the Liquidator, if applicable) using such reasonable method of valuation as it may adopt. The General Partner (or the Liquidator, if applicable) shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion) to arrive at a fair market value for individual properties.

E.             The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership.  The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).  In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interests of the Partners.

EXHIBIT C

SPECIAL ALLOCATION RULES

1.             Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A.            Minimum Gain Chargeback.  Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.A, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit for such Partnership taxable year and without regard to any decrease in Partner Minimum Gain during such Partnership taxable year.

B.            Partner Minimum Gain Chargeback.  Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of the Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

C.            Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and, after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D.            Gross Income Allocation.  In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership taxable year) each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) in an amount and manner sufficient to eliminate, to the extent required by Regulations, its Adjusted Capital Account Deficit.

E.             Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

F.             Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

G.            Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H.            Curative Allocations.  The allocations set forth in Section 1.A through 1.F of this Exhibit C (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code.  The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions.  Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners.  In general, the Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), -2(e) or -2(i).

2.             Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B.  In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)(a)       In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

(b)           any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)(a)       In the case of an Adjusted Property, such items shall first, be allocated among the Partners in a manner consistent with the principles of Section 704(c)of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

(b)           second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

(c)           any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C.            To the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned irrevocably (i) elects to redeem                    OP Units in First Union REIT, L.P. in accordance with the terms of the Agreement of Limited Partnership of First Union REIT, L.P., as amended (the “Partnership Agreement”), and the Redemption Right referred to therein, (ii) surrenders such OP Units and all right, title and interest therein and (iii) directs that promptly after the Specified Redemption Date the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear of the rights of or interest of any other person or entity, (b) has the full right, power and authority to redeem and surrender such OP Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption or surrender.  Capitalized terms used herein have the meanings assigned to them in the Partnership Agreement.

Dated:	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

	(City)	(State)	Zip Code)

Signature Guaranteed by:

If Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

Schedule 1

EXCLUDED ASSETS

1.                                       Shares held by First Union Real Estate Equity and Mortgage Investments in FT-TRS Loan Corp.

2.                                       Shares held by First Union Real Estate Equity and Mortgage Investments in FT Manager Corp.

3.                                       100% Membership Interest in Southwest Shopping Centers Co. II, LLC

4.                                       100% Membership Interest in Park Plaza III, LLC

5.                                       Shares of common stock in Sizeler Property Investors, Inc.